EXHIBIT 10.4

EXPENSE INDEMNIFICATION AGREEMENT

               THIS EXPENSE INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered as of November 6, 2001, by and between Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and __________ ("Beneficiary"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 13 hereto.

               WHEREAS, Beneficiary is an officer of the Company;

               WHEREAS, Beneficiary and the Company are parties to an Indemnity Agreement, entered into as of April 24, 1998, pursuant to which Beneficiary is entitled to indemnification and advancement of legal expenses as provided therein;

               WHEREAS, Beneficiary is an insured under a certain policy which provides liability insurance for officers and directors of the Company (the "Policy");

               WHEREAS, on October 14, 1999, the Company and certain of its affiliates and subsidiaries commenced cases captioned In re Sun Healthcare Group, et al., 99-03657 (MFW) under title 11 of the United States Code by filing petitions with the United States Bankruptcy Court for the District of Delaware, and continue to operate their businesses as debtors and debtors in possession;

               WHEREAS, pursuant to an order of the United States Bankruptcy Court for the District of Delaware, dated August 10, 2000, the Company is authorized to enter into expense indemnification agreements with its current officers and directors;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Beneficiary do hereby covenant and agree as follows:

               Section 1.     Effectiveness and Termination. This Agreement shall become effective and enforceable against the parties hereto on the Effective Date. This Agreement shall continue until and terminate upon the tenth anniversary of the Effective Date. This Agreement shall be binding upon the Company and its successors and assigns and shall survive the death, disability, or incapacity of the Beneficiary or the termination of the Beneficiary's service as a director or officer of the Company and shall inure to the benefit of Beneficiary and his heirs, executors, and administrators.

               Section 2.     Indemnification of Expenses. Subject to the limitations identified in Sections 3 and 11, and the procedure and determination specified in Section 6, Beneficiary shall be entitled to be indemnified by the Company against all Expenses actually and reasonably incurred by Beneficiary if, in connection with or by reason of an Indemnification Event, Beneficiary (i) is or is being threatened to be made a party to any threatened, pending, or completed Proceeding and (ii) either (A) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful, or (B) otherwise complied with the standard of conduct required for indemnification by Delaware law, as in effect from time to time. In addition, Beneficiary shall be entitled to be indemnified by the Company against all Expenses actually and reasonably incurred by Beneficiary if, by reason of an Indemnification Event, Beneficiary is a witness (by deposition, at trial or otherwise), is interviewed, or produces documents (whether or not subpoenaed) in a Proceeding with respect to which Beneficiary is not a party.

               Section 3.     Limitation on Aggregate Expenses. The aggregate amount of Expenses the Company is obligated to advance or reimburse to Beneficiary pursuant to this Agreement, in addition to Expenses for which the Company is paid or reimbursed under the Policy, shall not exceed $5,000,000 less the Aggregate Expenses.

               Section 4.     Insurance Policy. As a condition precedent to the effectiveness of this Agreement, the Company has (i) prepaid all applicable premiums on the Policy for the policy period that is in effect on the Effective Date, and (ii) purchased an extension (including payment of the premium applicable thereto) of the discovery period described in Clause 10 of the Policy for a period of ten years.

               Section 5.     Advancement of Expenses and Undertaking to Repay.

               (a)     Within twenty business days after delivery by Beneficiary to the Company of a properly completed Certificate of Indemnification in the form attached hereto as Exhibit A (a Certificate of Indemnification), the Company shall advance to Beneficiary the amount of Expenses specified in such Certificate. A properly completed Certificate of Indemnification shall reasonably evidence the Expenses incurred by Beneficiary and shall include a written undertaking (which shall be accepted by or on behalf of the Company without reference to the financial ability of Beneficiary to make repayment, and without the pledging of any security by Beneficiary to make repayment) by or on behalf of Beneficiary to repay any Expenses advanced if, as, and when it shall ultimately be determined that Beneficiary is not entitled to be indemnified against such Expenses.

               (b)     No determination under Section 6 as to Beneficiary's entitlement to indemnification shall be made in connection with the advancement of Expenses under this Section until (i) the settlement or final adjudication of a civil Proceeding for which Beneficiary has requested indemnification, (ii) the settlement of or conviction in a criminal Proceeding for which Beneficiary has requested indemnification, (iii) notification to Beneficiary that a civil or criminal investigation for which Beneficiary has requested indemnification has been completed or discontinued, or (iv) the conclusion of any other matter for which Beneficiary has requested indemnification. To the extent that a determination is made pursuant to Section 6 hereof that Beneficiary was not entitled to indemnification for certain Expenses advanced to Beneficiary under Section 5(a), Beneficiary shall (subject to the exercise of Beneficiary's rights under Section 8 hereof) repay such Expenses to the Company without interest.

               Section 6.     Determination of Entitlement to Indemnification.

               (a)     Upon the receipt by the Company of a Certificate of Indemnification, the Secretary of the Company shall promptly advise the Board of Directors in writing that Beneficiary has requested indemnification of Expenses hereunder.

               (b)     Except with respect to Expenses advanced to Beneficiary under Section 5 hereof, upon the receipt by the Company of a Certificate of Indemnification, a determination with respect to Beneficiary's entitlement to indemnification of Expenses shall be made as soon as possible.

                         (i)     Subject to subsection (b)(ii) hereof, if a Change in Control shall have occurred, or if a Change of Control has not occurred but Beneficiary so elects, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Beneficiary.

                         (ii)     If a Change of Control has not occurred, or if a Change of Control has occurred but Beneficiary so elects, the determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, provided, however, that if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Beneficiary, or (B) by the stockholders of the Company.

                         (iii)     Beneficiary shall cooperate with the person, persons, or entity making such determination, including providing to such person, persons, or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Beneficiary and reasonably necessary to such determination.

               (c)     If it is determined in accordance with subsection (b) that Beneficiary is entitled to indemnification, payment to Beneficiary shall be made within twenty business days after such determination (unless such payment shall already have been advanced to Beneficiary pursuant to Section 5 hereof).

               (d)     In the event the determination of entitlement to indemnification against Expenses is to be made by Independent Counsel pursuant to this Section 6, the Independent Counsel shall be selected as follows. If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Beneficiary advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Beneficiary (unless Beneficiary shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Beneficiary shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Beneficiary or the Company, as the case may be, may, within ten business days after such written notice of selection shall have been given, deliver to the Company or to Beneficiary, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty business days after submission by Beneficiary of a written request for indemnification pursuant to this Section, no Independent Counsel shall have been selected and not objected to, either the Company or Beneficiary may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Beneficiary to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section, including, without limitation, those of Beneficiary, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

               Section 7.     Presumption and Effect of Certain Proceedings.

               (a)     In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Beneficiary is entitled to indemnification under this Agreement if Beneficiary has submitted a properly completed Certificate of Indemnification. The Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons, or entity of any determination contrary to that presumption.

               (b)     The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo-contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Beneficiary to indemnification against Expenses or create a presumption that Beneficiary did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Beneficiary had reasonable cause to believe that his conduct was unlawful.

               (c)     Beneficiary's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Beneficiary reasonably believed to be in or not opposed to the best interests of the Company.

               (d)     For purposes of any determination hereunder, Beneficiary shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was reasonably based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise in the course of their duties, (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise of which Beneficiary is or was serving at the request of the Company as an officer, director, partner, trustee, employee, or agent. The provisions of this Section shall not be deemed to limit in any way the other circumstances in which Beneficiary may be deemed to have met the applicable standard of conduct for indemnification against Expenses.

               Section 8.     Remedies of Beneficiary.

               (a)     In the event that: (i) a determination is made pursuant to Section 6 that Beneficiary is not entitled to indemnification against Expenses under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification against Expenses shall have been made within sixty days after receipt by the Company of a properly completed Certificate of Indemnification, (iv) payment of indemnification of Expenses is not made within twenty business days after a determination has been made that Beneficiary is entitled to such indemnification, Beneficiary shall be entitled to request an adjudication in an appropriate court of the State of Delaware of his entitlement to such indemnification or advancement of Expenses. Beneficiary shall commence such proceeding seeking an adjudication within one year following the date on which Beneficiary first has the right to commence such proceeding pursuant to this Section.

               (b)     In the event that a determination shall have been made pursuant to Section 6 that Beneficiary is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Beneficiary shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section, the Company shall have the burden of proving that Beneficiary is not entitled to indemnification or advancement of Expenses, as the case may be.

               (c)     If a determination shall have been made pursuant to Section 6 that Beneficiary is entitled to indemnification against or advancement of Expenses, as the case may be, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section.

               (d)     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to the provisions of this Section that procedures and presumptions of this

Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

               Section 9.     Costs. It is the intent of the Company that Beneficiary not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Beneficiary hereunder. Accordingly, the Company shall be solely responsible for paying (i) all the costs of making the determination required by Section 6 hereof, including, but not limited to, the costs of legal counsel, proxy solicitations, and judicial determinations, (ii) any cost or expenses (including attorney fees and disbursements) incurred by Beneficiary in cooperating with the person, persons, or entity making such determination (irrespective of the determination as to the Beneficiary's entitlement to indemnification), (iii) all reasonable expenses incurred by Beneficiary to enforce this Agreement, including, but not limited to, the costs incurred by Beneficiary to obtain court-ordered indemnification pursuant to Section 8, regardless of the outcome of any such application or proceeding (so long as Beneficiary has acted in good faith), and (iv) all costs of defending any suits or investigation or proceedings challenging payments to Beneficiary under this Agreement or challenging the validity of or seeking to declare this Agreement void or unenforceable (so long as Beneficiary has acted in good faith).

               Section 10.     Survival of Rights; Insurance; Subrogation.

               (a)     To the extent that any change is made to Delaware law (whether by legislative action or judicial decision) that permits any greater right to indemnification and/or advancement of expenses than that provided under this Agreement as of the date hereof, Beneficiary shall be deemed to have such greater right pursuant to this Agreement. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Beneficiary under this Agreement in respect of any action taken or omitted by such Beneficiary in connection with an Indemnification Event prior to such amendment, alteration, or repeal.

               (b)     At the time of the receipt of a notice of a claim pursuant to Section 6 hereof, the Company shall give prompt notice of the assertion of such claim to the insurer or insurers under the Policy in accordance with the procedures set forth in the Policy. The Company shall thereafter take all necessary or desirable action to cause such insurer or insurers to pay, on behalf of Beneficiary, all amounts payable as a result of such claim in accordance with the terms of the Policy.

               (c)     In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Beneficiary, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

               Section 11.     Limitations to Rights of Indemnification and Advancement of Expenses. Except as otherwise provided in Section 9, Beneficiary shall not be entitled to indemnification against or advancement of Expenses under this Agreement:

               (a)     with respect to any action, suit, or proceeding initiated, brought, or made by Beneficiary against the Company or any other person, unless approved in advance by the Board of Directors;

               (b)     for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Beneficiary by an insurance carrier under the Policy or any other policy of liability insurance maintained by the Company;

               (c)     for expenses or the payment of profits arising from the purchase and sale by Beneficiary of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute;

               (d)     if it is determined by final judgment by a court having jurisdiction in the matter that such indemnification against or advancement of Expenses is not lawful; or

               (e)     to the extent that Beneficiary has otherwise actually received such payment from any other person.

               Section 12.     Mutual Acknowledgement. Both the Company and Beneficiary acknowledge that in certain instances federal law may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Beneficiary acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.

               Section 13.     Definitions. For purposes of this Agreement:

                         (a)      "Aggregate Expenses" means the aggregate Expenses incurred after the Effective Date by all Eligible Persons which the Company has paid pursuant to an Eligible Agreement.

                         (b)           "Aggregate Expense Limitation" means the limitation specified in Section 3 hereof.

                         (c)      "Board of Directors" means the board of directors of the Company.

                         (d)      "Change of Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, provided, however, that without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest, (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation, or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of consecutive years, other than as a result of an event described in clause (ii) of this definition, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                         (e)     "Company" means Sun Healthcare Group, Inc.

                         (f)     "Disinterested Director" means a director of the Company who is not and was not a party, or threatened to be made a party, to the Proceeding in respect of which indemnification against Expenses is sought by Beneficiary.

                         (g)     "Effective Date" means the date of this Agreement.

                         (h)     "Eligible Person" means an individual, excluding Beneficiary, who is an officer or director of the Company as of the date of this Agreement.

                         (i)     "Eligible Agreement" means a written agreement by and between the Company and an Eligible Person pursuant which the Company indemnifies or is otherwise obligated to advance or reimburse Expenses incurred by such Person.

                         (j)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                         (k)     "Expenses" means all reasonable attorney fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, together with any and all applicable sales, gross receipts, and similar taxes thereon.

                         (l)     "Indemnification Event" means any event or occurrence prior to October 14, 1999 which related to Beneficiary's status as a director, officer, employee, agent, or fiduciary of the Company, or Beneficiary's status as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise at the request or on behalf of the Company, and also means anything done or not done by Beneficiary in or related to any such status, service or capacity.

                         (m)     "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the immediately proceeding five years has been, retained to represent the Company or Beneficiary in any matter material to either such party or any other party to the Proceeding giving rise to a claim for indemnification of Expenses hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person, who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would be precluded from representing either the Company or the Beneficiary in an action to determine Beneficiary's rights under this Agreement.

                         (n)     "Proceeding" means any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, or investigative, whether instituted by the Company or any other party, except one (i) initiated by Beneficiary pursuant to Section 8 to enforce his rights under this Agreement or (ii) initiated by Beneficiary prior to a Change in Control, unless authorized in advance by the Board of Directors of the Company. The term "Proceeding" shall be deemed to include an action in which Beneficiary seeks recovery under the Policy or any other insurance policy maintained by the Company under which Beneficiary is a named insured.

               Section 14.     Quarterly Reports to Beneficiary. Upon the written request of Beneficiary during the term of this Agreement, not more frequently than once per quarter and not later than the fifteenth (15th) day following the last day of a calendar quarter, the Company shall provide to Beneficiary a written report which specifies (i) the Aggregate Expenses and claims paid under the Policy during such calendar quarter, (ii) the Aggregate Expenses and claims pending under the Policy as of the last day of such calendar quarter, and (iii) the amounts available to Beneficiary under each of the Policy and the Aggregate Expense Limitation as of the last day of such calendar quarter.

               Section 15.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

               Section 16.     Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

               Section 17.     Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

               Section 18.     Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               Section 19.     Notification of a Proceeding. Beneficiary agrees to notify the Company in writing within a reasonable time after being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification against or advancement of Expenses covered hereunder; provided, however, that the failure by Beneficiary to provide such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that the Company is prejudiced by such failure.

               Section 20.     Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date such notice is delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) on the third business day after such notice shall have been mailed by certified or registered mail with postage prepaid at the following addresses:

                         (a)      If to Beneficiary:

                         (b)     If to the Company:

                                  Sun Healthcare Group, Inc.
                                  Attn: General Counsel
                                 101 Sun Avenue N.E.
                                 Albuquerque, NM 87109

or to such other addresses as may have been furnished for such purpose and in the manner provided in this Section to Beneficiary or the Company.

               Section 21.     Governing Law/Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws. The Company and Beneficiary each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware, including the United States Bankruptcy Court for the District of Delaware, for all

purposes in connection with any action, suit, or proceeding which arises out of or relates to this Agreement.

               Section 22.     Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SUN HEALTHCARE GROUP, INC. a Delaware corporation

By: Title:

BENEFICIARY

EXHIBIT A

CERTIFICATE OF INDEMNIFICATION

[Date]

               This Certificate of Indemnification is being provided pursuant to the terms of that certain Expense Indemnification Agreement, dated as of November 6, 2001, by and between Sun Healthcare Group, Inc. and the undersigned (the "Agreement"). Unless otherwise indicated, capitalized terms used herein have the meanings specified in the Agreement. The undersigned hereby certifies that as of the date specified above:

               1.     I have incurred Expenses in the aggregate amount of $____________. Copies of statements substantiating such Expenses are attached hereto.

               2.     I hereby request that such Expenses be advanced to me in accordance with Section 5 of the Agreement.

               3.     I hereby agree to repay the Expenses advanced in accordance with paragraph 2 hereof if, as, and when it shall ultimately be determined pursuant to the Agreement that I am not entitled to be indemnified against such Expenses.

[Beneficiary]